State of Delaware

                        Office of the Secretary of State                  PAGE 1

                         ------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CATALINA CAPITAL CORP.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1990, AT 10 O'CLOCK A.M.













                                              /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State



2229021    8100                                   AUTHENTICATION: 7964999

960155750                                                   DATE: 05-29-96

  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILE 10:00 AM 04/27/1990
901175002 -- 2229021


                          CERTIFICATE OF INCORPORATION

                                       OF

                             CATALINA CAPITAL CORP.

                            (A Delaware Corporation)

            I, the undersigned, being a person capable of contracting
              for the purpose of forming a corporation pursuant to
               Chapter 1 of Title 8 of the General Corporation Law
                of Delaware, do hereby adopt this Certificate of
                        Incorporation (the "Charter") and
                         for such purpose certify that:


                                    Article I
                                NAME AND DURATION

         The name of this corporation is Catalina Capital Corp. (the "Company"). It shall have perpetual existence.


                                   Article II
                           REGISTERED OFFICE AND AGENT

         The  location  of the  Company's  Registered  Office  in the  State  of
Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Company's Registered Agent at this address is The Corporation Trust Company.


                                   Article III
                                  INCORPORATOR

         The incorporator's name is Heather Zane Anderson and her mailing address is 501 South Cherry Street, Suite 500, Denver, Colorado 80222.


                                   Article IV
                                     PURPOSE

         The Company may engage in any lawful activities for which corporations may be formed under the General Corporation Law of Delaware and the laws of any other state wherein the Company transacts business.


                                    ARTICLE V
                                  CAPITAL STOCK

         5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is One Hundred and Twenty Million (120,000,000). One Hundred Million (100,000,000) shares shall be designated "Common Stock" and shall have a par value of

$.0000l per share. Twenty Million (20,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $.0000l per share. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

         5.02 Consideration for Stock. Shares of Common Stock and Preferred Stock issued shall be fully paid and nonassessable if (a) the entire amount of consideration has been received by the Company in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to Section 154 of the General Corporation Law of Delaware has been received by the Company in the form specified in clause (a) and the Company has received a binding obligation of the subscriber to pay the balance of the consideration due. The Board of Directors shall have sole authority to determine the consideration to be received for the Company's stock and treasury stock, which shall not be less than the par value thereof.

         5.03 Common Stock. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any, as all other shares of the same class or series. The Common Stock, and any class or series thereof, may have such voting powers (including, without limitation, multiple votes per share, or limited, contingent, or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors, each Common Stock share shall be of the same class and carry such voting rights as elsewhere provided for in this Charter, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction.

         5.04 Preferred Stock. The Preferred Stock may be issued from time to time in series as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. The Board of Directors is further authorized to fix and determine the variations in the relative rights and preferences as between series. Each such series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Preferred Stock may have such voting powers (including, without limitation, multiple votes per share, or limited, contingent, or no voting powers), may have such designations, preferences, and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. The Preferred Stock further may be made subject to redemption by the Company at its option or at the options of the holders thereof and may be convertible into Common Stock or exchangeable for other securities of the Company.

         5.05 Amendment of Stockholder Rights. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

         5.06 Shares Reacquired by the Company. Shares of the Company's Common Stock or Preferred Stock redeemed or otherwise reacquired by the Company shall not be cancelled and retired, unless the Board of Directors specifically so resolves at the time issuance thereof is authorized, but shall be given the status of authorized and unissued shares.

         5.07 Dividends. Dividends in cash, property or shares of the Company may be paid upon the Preferred and Common Stock, as and when declared by the Board of Directors, out of funds of the Company to the extent and in the manner permitted by law. If at any time the Company has outstanding more than one class of shares, it may pay dividends on its shares to the holders of any class of shares, without the vote either of the stockholders of the class to which the payment is to be made or of the stockholders of any class to which payment is not to be made.

         5.08 Voting Rights; Cumulative Voting. Unless otherwise provided in a prior resolution of the Board of Directors that designates the preferences and relative rights and limitations of the class or series to which such shares belong or, in the absence of such a resolution, in the resolution that authorizes the issuance of the shares, each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders. The voting rights of Preferred Stock, if any, shall be established by the Board of Directors at the time the series of such stock is established. Cumulative voting shall not be allowed in the election of directors of the Company.

         5.09 Voting Rights of Debt Holders. Holders of debentures, bonds or other obligations of the Company may, at the time of issuance thereof, be given the right to vote in the election of

Directors or other voting rights. Any such voting rights may be fixed or contingent.

         5.10 Denial of Preemptive Rights. No holder of any shares of the Company, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Company, including shares or securities held in the treasury of the Company.

         5.11 Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Company, and after paying or adequately providing for the payment of all its obligations, including any preferences granted to Preferred Stock, the remainder of the assets of the Company shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock and, if not previously provided for, to the holders of Preferred Stock, without regard to par value.

         5.12 Partial Liquidation. The Board of Directors may, from time to time, distribute to the stockholders in partial liquidation, out of stated capital, or capital surplus of the Company, a portion of its assets, in cash or property, subject to the limitations contained in the General Corporation Law of Delaware. Any such partial liquidation may be made without the vote or approval of stockholders. The Company may also make purchases of its Common or Preferred Stock, directly or indirectly, to the extent of unreserved and unrestricted earned surplus available, without the vote or approval of stockholders.


                                   ARTICLE VI
                               REGISTERED HOLDERS

         The Company shall be entitled to treat the registered holder of any shares of the Company as the owner of such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Company shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Company shall not be entitled: to receive notice of the meetings of the stockholders; to vote at such meetings; to examine a list of the stockholders; to be paid dividends or other sums payable to stockholders; or to own, enjoy and exercise any other property or rights, deriving from such shares against the Company, until such purchaser, assignee, or transferee has become the registered holder of such shares.

                                   ARTICLE VII
                                    DIRECTORS

         7.01 Initial Directors. The powers of the incorporator shall terminate upon the filing of this Charter. The number of Directors shall be as fixed in the manner provided in the Company's Bylaws; provided that, in the absence of such provision in the Bylaws, the Company shall have three (3) Directors. The individuals whose names and addresses are set forth below shall serve as the Company's initial directors until the first annual meeting of stockholders or until their successors are duly elected and qualified. Directors shall be elected by plurality vote and need not be elected by written ballot.


         John J. Micek III                         Donald R. McGhan
         430 Cowper Street                         c/o Smith, Mitchell
         Suite 231                                   Associates, Inc.
         Palo Alto, CA 94301                       980 N. Federal Hwy.
                                                   Suite 206
                                                   Boca Raton, FL 33432

         Frank L. Kramer
         12543-A East Pacific Circle
         Aurora, CO 80014


         7.02 Exclusion of Liability. As authorized by Section 102(b)(7) of the General Corporation Law of Delaware, no Director of the Company shall be personally liable to the Company or any stockholder thereof for monetary damages for breach of his fiduciary duty as a Director, except for liability (i) for any breach of a Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the General Corporation Law of Delaware, as it now exists or may hereafter be amended, or (iv) for any transaction from which a Director derives an improper personal benefit. This Article 7.02 shall apply to a person who has ceased to be a Director of the Company with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This Article 7.02 shall not be construed to limit or modify in any way any Director's right to indemnification or other right whatsoever under this Charter, the Company's Bylaws or the General Corporation Law of Delaware. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Company's Directors in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article 7.02 by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any Director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 7.02.

         7.03 Corporate Opportunity. The Officers, Directors and other members of management of the Company shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to any business opportunity in which the Company has expressed an interest as determined from time to time by the Company's Board of Directors as evidenced by resolutions appearing in the Company's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the Officers, Directors, and other members of management of the Company shall be disclosed promptly to the Company and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any Officer, Director or other member of management avail himself of such opportunity. Until such time as the Company, through its Board of Directors, has designated an area of interest, the Officers, Directors and other members of management of this Company shall be free to engage in such area of interest on their own, and this doctrine shall not limit the rights of any Officer, Director or other member of management of the Company to continue a business existing prior to the time that such area of interest is designated by the Company. This provision shall not be construed to release any employee of the Company (other than an Officer, Director or member of management) from any duties which he may have to this Company.


                                  ARTICLE VII
                                  Stockholders

         8.01 Definition. Whenever the term "total voting power" appears in this Charter, it shall mean all shares of the Company entitled to vote on the question presented, and of every class or series of shares entitled to vote by class or series. Whenever the term "voting power present" appears in this Charter, it shall mean that portion of the total voting power (if less than 100%) which is present at a legal meeting of the Company's stockholders, duly called and held, at which a quorum is present.

         8.02 Quorum. One-third (1/3) of the total voting power, or where a separate vote by class or series is required, one-third (1/3) of the shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Company's stockholders.

         8.03 Vote Required. Any action to be taken by the Company's stockholders may be taken by a majority of the voting power present, in person or by proxy, except where this Charter or the Company's bylaws then in effect require a higher proportion of the voting power present, a proportion of the total voting power, or both. Nothing contained in this Article shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series.

         8.04 Manner of Voting. The vote of stockholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Company's Bylaws.

         8.05 Action Without Meeting. Notwithstanding any other provision of this Charter, any action by the stockholders may be taken by written consent in lieu of a meeting, without prior notice or vote, of the holders of that portion of the total voting power necessary to authorize such action. The manner of obtaining any such written consent shall be governed by the Company's Bylaws.


                                   ARTICLE IX
                                     BYLAWS

         The initial Bylaws of the Company shall be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the stockholders to alter, amend or repeal such Bylaws or adopt new Bylaws by the affirmative vote of at least two-thirds (2/3) of the total voting power. The Bylaws may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Charter.


                                    ARTICLE X
                          COMPROMISE AND REORGANIZATION

         Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under Section 279 of the General Corporation Law of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the

Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.


                                   ARTICLE XI
                                 INDEMNIFICATION

         11.01. Actions, Suits or Proceedings Other than by or in the Rights of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

         11.02. Actions or Suits by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appear therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

         11.03. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director or officer of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections
11.01 and 11.02 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         11.04. Determination of Right to Indemnification. Any indemnification under Sections 11.01 and 11.02 of this Article (unless ordered by a court) shall be paid by the Company unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or (ii) if such disinterested majority of the Board of Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 11.01 and 11.02 of this Article.

         11.05. Advances of Costs, Charges and Expenses. Costs, charges and expenses (including attorney's fees) incurred by a person referred to in Sections 11.01 or 11.02 of this Article in defending a civil or criminal action, suit or proceeding shall by paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that is shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon terms and conditions, if any, as the majority of the Directors deems appropriate. The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person, in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

         11.06 Procedure for Indemnification. Any indemnification under Sections 11.01, 11.02 and 11.03, or advance of costs, charges and expenses under section
11.05 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 11.05 of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 11.01 or
11.02 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 11.01 or 11.02 of this Article, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         11.07. Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Sections 11.01 or 11.02 of this Article, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Company to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

         11.08. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Company and each director or officer of the Company who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Company arising hereunder. This Article shall be binding upon any successor corporation to this Company, whether by way of acquisition, merger, consolidation or otherwise.

         11.09. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

         11.10. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company (i) shall nevertheless indemnify each director and officer of the Company and (ii) may nevertheless indemnify each employee and agent of the Company, as to any cost, charge and expense (including attorney's fees), judgement, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

         11.11. Amendment. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article. No amendment, termination or repeal of this Article shall affect or impair in any way the rights of any director or officer of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

         11.12.  Subsequent  Legislation.  If  the  General  Corporation  Law of
Delaware is amended after approval by the stockholders of this Article to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         IN WITNESS WHEREOF, the above named Incorporator has signed this Certificate of Incorporation on the twenty-fourth day of April, 1990.


                                               INCORPORATOR:

                                               /s/ Heather Zane Anderson
                                               ---------------------------------
                                               Heather Zane Anderson



STATE OF COLORADO                       )
                                        )  ss.
COUNTY OF ARAPAHOE                      )


         I, the undersigned, a notary public, hereby certify that on the twenty-fourth day of April, 1990, the above named Incorporator personally declared before me and, being by me first duly sworn, declared that she is the person who signed the foregoing Certificate of Incorporation as Incorporator, and that the statements therein contained are true.

         WITNESS my hand and official seal.


                                               /s/ Rosemarie G. Simone
                                               ---------------------------------
                                               Notary Public


(SEAL)


My Commission Expires:

8/12/91
-----------------------

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